UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2022

Rocky Mountain Chocolate Factory, Inc.
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive
Durango, Colorado 81303
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RMCF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On May 5, 2022, the Board of Directors (the “Board”) of Rocky Mountain Chocolate Factory, Inc. (the “Company”) appointed Robert J. Sarlls as Chief Executive Officer of the Company and as a member of the Board, effective May 9, 2022 (the “Start Date”). Mr. Sarlls succeeds Bryan J. Merryman in his role as Interim President and Chief Executive Officer of the Company. As previously announced, on April 6, 2022, Mr. Merryman gave notice of his retirement from his positions with the Company, effective in July 2022 after the filing of the Company’s Quarterly Report on Form 10-Q for the three months ended May 31, 2022. The Company is beginning the process to identify a new Chief Financial Officer to replace Mr. Merryman in that role.

Mr. Sarlls, age 58, has over 25 years of experience in the food industry. He is currently a managing member of Food Strategies, LLC, a strategic consulting firm for food businesses and private equity firms active in the food industry. From 2015 to 2021, Mr. Sarlls was President, Chief Executive Officer and a member of the Board of Directors of Wyandot, Inc, a privately-owned food manufacturer of “better for you” snacks for contact manufacturing, private label, and foodservice/ingredient customers, including blue-chip global fast moving consumer goods companies as well as fast growing emerging snack brands. From 2009 to 2013, he was a senior executive at John B. Sanfilippo & Son, Inc. (“JBSS”) (Nasdaq:JBSS), one of the largest nut businesses in the world. Prior to JBSS, he was a senior advisor to domestic and international food and beverage businesses with several firms, most notably Rabobank, one of the largest financial institutions dedicated to the global food, beverages, and agribusiness space. He currently serves on the Board of Directors of Mennel Milling Company, a U.S.-based flour milling company, where he has served since August 2018, and has previously served from 2020 to 2021 as Chairman of the Board of SNAC International, a leading trade association for the global snack industry. He is a graduate of Harvard University.

On May 5, 2022, in connection with Mr. Sarlls’ appointment to the Board, the Board, pursuant to the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, approved an increase of the size of the Board from six directors to seven directors.

There are no understandings or arrangements with any person pursuant to which Mr. Sarlls was selected as a director or officer, and Mr. Sarlls is not party to any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

The Board considered the independence of Mr. Sarlls under Nasdaq listing standards and concluded that Mr. Sarlls is not an independent director under the applicable Nasdaq standards as a result of his service as an executive officer of the Company.

Compensatory Arrangements of Chief Executive Officer

In connection with his appointment as an executive officer of the Company, the Company and Mr. Sarlls entered into an offer letter (the “Offer Letter”). The Offer Letter provides that Mr. Sarlls will receive an annual base salary of $360,000, (ii) performance-based annual cash bonuses, as described below, (iii) equity awards, as described below, and (iv) customary employee benefits. Subject to the terms and conditions set forth in the Offer Letter, the initial annual cash incentive bonus (the “Annual Bonus”) target will be 50% of Mr. Sarlls’ annual base salary (“Annual Target Bonus”) with the opportunity to receive up to 200% of his Annual Target Bonus, subject to achievement of Company performance goals established by the Compensation Committee of the Board for the applicable fiscal year and reduced by standard payroll deductions and tax withholdings. Mr. Sarlls’ Annual Bonus payment in respect of the Company’s fiscal year ending February 2023 will be pro-rated based on the Start Date.

In addition, subject to the terms and conditions set forth in the Offer Letter, Mr. Sarlls will be eligible to receive an additional cash payment in the total amount of $165,000 (the “Signing Bonus”), which will be payable in two installments, less standard payroll deductions and tax withholdings, and subject to customary clawbacks. Mr. Sarlls will be eligible to receive the Signing Bonus in two installments as follows: (i) a first installment of $105,000 on the Company’s next regularly scheduled payroll date following the Start Date and (ii) a second installment of $60,000 on the Company’s next regularly scheduled payroll date following October 31, 2022, provided Mr. Sarlls has a residence in Durango, Colorado or its surrounding area on or before such date and continues to be an active employee of the Company on such date.

In connection with Mr. Sarlls appointment, he will be awarded a special equity incentive grant with a grant date fair value of $360,000 at target performance, 50% in the form of restricted stock units vesting based on achievement of specified performance goals, as described below (the “RSUs”), and 50% in the form of stock options, vesting with respect to one-third of the shares on the last day of the Company’s fiscal year ending February 2023, with the remaining two-thirds vesting quarterly thereafter until Mr. Sarlls is fully vested on the last day of the Company’s fiscal year ending February 2025 (the “Stock Options”), subject to his continued service through the applicable vesting date. The RSUs will vest following the end of the Company’s fiscal year ending February 2025 with respect to the target number RSUs if the Company achieves an annualized total shareholder return of 12.5% for the performance period commencing on the Start Date and ending at the end of the Company’s fiscal year ending February 2025, subject to Mr. Sarlls’ continued service through the end of the performance period. The Board has discretion to determine the number of RSUs between 0-200% of the target number that will vest based on achievement of performance below or above the target performance goal. Both the Stock Options and RSUs will be governed by the terms of the Company’s 2007 Equity Incentive Plan (as amended from time to time, the “Plan”) and the award agreements evidencing the grants. Mr. Sarlls will be eligible for additional long-term equity incentive grants annually, as approved by the Compensation Committee of the Board, in its sole discretion.

Subject to the terms and conditions set forth in the Offer Letter, if, at any time, the Company terminates Mr. Sarlls’ employment without Cause (as defined in the Offer Letter) (other than as a result of his death or Disability (as defined in the Offer Letter)) or he terminates his employment for Good Reason (as defined in the Offer Letter) (such termination, a “Qualifying Termination”), then he will receive the Accrued Amounts (as defined below) and the Company will provide him with the following severance benefits (the “Severance Benefits”):

●
the Company will pay Mr. Sarlls a cash amount equal to 15 months of his base salary in effect as of his Qualifying Termination date, payable in substantially equal installments in accordance with the Company’s normal payroll procedures during the period commencing on the Qualifying Termination date and ending on the 15-month anniversary of the Qualifying Termination date, subject to the terms and conditions set forth in the Offer Letter; provided that, if the Qualifying Termination occurs on or within two years following a change in control event, the cash amount will be payable in a lump sum instead of installments;

●
the Company will pay Mr. Sarlls a cash amount equal to a pro-rated portion of his Annual Bonus for the fiscal year that includes his Qualifying Termination date, based on actual achievement of Company performance goals for that fiscal year and with pro-ration calculated to reflect the proportion of the fiscal year that he was employed with the Company, and such amount will be paid at the same time his Annual Bonus would have been paid had his employment not terminated, subject to the terms and conditions set forth in the Offer Letter; and

●
if Mr. Sarlls timely (and properly) elects to continue his coverage under the Company’s group health plan pursuant to the Internal Revenue Code of 1986, as amended, Section 4980B(f) (“COBRA”), the Company will reimburse him for (or will pay directly, in the discretion of the Company) the premium charged for such coverage until the earliest to occur of (i) the 12 month anniversary of his Qualifying Termination date, (ii) the date on which he obtains health care coverage from another source (e.g., a new employer or spouse’s benefit plan), and (iii) the date on which he ceases to be entitled to COBRA continuation coverage under the Company’s group health plan, subject to the terms and conditions set forth in the Offer Letter.

For purposes of the Offer Letter, “Accrued Amounts” means, collectively, (i) Mr. Sarlls’ base salary accrued through his last day of employment, (ii) any unused paid time off accrued through his last day of employment in accordance with the Company policy, (iii) any earned but unpaid Annual Bonus for the fiscal year ended immediately prior to his Qualifying Termination date (provided that any such Annual Bonus will be paid at the same time it would have been paid had his employment not terminated), and (iv) reimbursement of any unreimbursed business expenses.

Mr. Sarlls will not receive any additional compensation for his service on the Board.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference.

On May 5, 2022, the Company issued a press release announcing the appointment of Mr. Sarlls, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter, dated May 3, 2022, by and between Rocky Mountain Chocolate Factory, Inc. and Robert J. Sarlls.
99.1	Press Release, dated May 6, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: May 6, 2022	By:	/s/ Bryan J. Merryman
	Name:	Bryan J. Merryman
	Title:	Interim President and Chief Executive Officer, and Chief Financial Officer